UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

Cardiff Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission File Number)	IRS Employer
of incorporation or organization)		Identification No.)

11055 Flintkote Avenue
San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	CRDF	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On September 29, 2020, Cardiff Oncology, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Piper Sandler & Co., as representatives (the “Representatives”) of the several underwriters listed therein (collectively, the “Underwriters”), with respect to an underwritten public offering of 6,500,000 shares of the Company’s common stock, par value $0.0001 (the “Shares”), which is expected to result in gross proceeds to the Company of approximately $88 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Underwriting Agreement relates to the offering of the Shares at an offering price of $13.50 per share (the “Offering”). The Shares were offered by the Company pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333‑232321), which was declared effective on July 1, 2019. The Offering is expected to close on or about October 2, 2020, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. All of the Company’s directors and executive officers and their affiliated entities have agreed, subject to certain exceptions, not to sell or transfer any shares of Common Stock for 90 days, and the Company has agreed not to sell or transfer any shares of the Common Stock for 90 days, without first obtaining the written consent of the Representatives.

The foregoing description of the Underwriting Agreement is not complete is subject to and qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the opinion of Sheppard, Mullin, Richter & Hampton LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 8.01.    Other Events.

On September 29, 2020, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On September 29, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits.

1.1	Underwriting Agreement, dated September 29, 2020
5.1	Opinion of Sheppard, Mullin, Richter & Hampton, LLP
23.1	Opinion of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1)
99.1	Press Release, dated September 29, 2020.
99.2	Press Release, dated September 29, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         September 30, 2020

CARDIFF ONCOLOGY, INC.

By:	/s/ Mark Erlander
Mark Erlander
Chief Executive Officer

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